Exhibit 99.1
NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

OCTOBER 29, 2012	GERMAN AMERICAN BANCORP, INC. (GABC)
POSTS SEVEN CONSECUTIVE QUARTERS OF RECORD EARNINGS.

Jasper, Indiana - October 29, 2012 -- German American Bancorp, Inc. (NASDAQ: GABC) reported third quarter earnings of $6.3 million, or $0.50 per share, representing the latest in the Company’s series of record quarterly earnings performance having achieved record net income in each of the past seven consecutive quarters.  The current year third quarter earnings was an increase of 22% from the third quarter 2011 net income of $5.2 million, or $0.41 per share, and represented a comparable 22% increase, on an annualized basis, from 2012 second quarter net income of $6.0 million, or $0.47 per share.

On a year-to-date basis, the Company’s 2012 net income of $17.9 million, or $1.41 per share, resulted in a similar improvement in earnings per share of approximately 22% over the reported earnings in the first three quarters of 2011 of $14.7 million, or $1.17 per share.

As compared to prior year same quarter results, this quarter’s record earnings increase was driven primarily by a $1.6 million across the board increase in the Company’s level of non-interest income.  During the current quarter the Company reported improved income levels in trust and investment fees, insurance revenues, debit card interchange fees, as well as significant increases in the net gains generated from the sale of residential mortgage loans, other real estate, and securities.

Further enhancing the level of the Company’s third quarter 2012 earnings was a $660,000 reduction in the amount of provision for loan loss that booked during the prior year’s third quarter.  This reduction in the level of loan loss provision was related to a continued improvement during the current quarter of this year of the Company’s historically strong level of asset quality within its loan portfolio.

Commenting on the Company’s 7th consecutive quarter of record earnings performance, Mark A. Schroeder, Chairman & CEO, stated, “We’re extremely pleased to be able to once again this quarter deliver exceptional earnings performance for our shareholders.  It is notable that this quarter’s record performance level clearly demonstrates the value of our efforts to build multiple sources of revenue within our Company as well as the financial rewards gained from the continued focus on our historic commitment to credit quality.”

 Schroeder continued, “During this period of prolonged historically low level of interest rates, which makes generating significant increases in the level of net interest income difficult, German American has been able to continue to post record earnings during the current quarter by generating increases in virtually every segment of our non-interest dependent sources of fee income, and by benefitting from a relatively low level of credit-related provision for loan loss expense.  This diversification of our revenue sources and exceptionally strong level of asset quality has allowed German American to continue to post earnings improvement at a time when much of the industry is facing serious challenges in terms of generating earning growth.

Obviously, our ability to generate fee income from multiple revenue sources and the continuation of our historically strong level of asset quality is directly attributable to a stable and growing base of satisfied clients, who are, in increasing numbers, entrusting to German American the full range of their banking, insurance, investment, and trust financial needs.  We thank them for their trust in and commitment to German American’s team of financial professionals.”

The Company also announced that its Board of Directors declared its regular quarterly cash dividend of $0.14 per share which will be payable on November 20, 2012 to shareholders of record as of November 10, 2012.

Balance Sheet Highlights

Total assets for the Company increased to $1.962 billion at September 30, 2012, representing an increase of $18.5 million compared with June 30, 2012.  The increase during the third quarter of 2012 was attributable to growth of the Company’s loan portfolio.

September 30, 2012 loans outstanding increased by $21.1 million, or approximately 7% on an annualized basis, compared with June 30, 2012, and increased $53.3 million, or approximately 5%, compared to September 30, 2011.  The increase in loans during the third quarter of 2012 was broad based from each segment of the Company’s portfolio.

End of Period Loan Balances	09/30/12	06/30/12	09/30/11
(dollars in thousands)

Commercial & Industrial Loans	$328,058	$323,618	$290,519
Commercial Real Estate Loans	467,666	460,052	450,596
Agricultural Loans	165,198	158,463	157,310
Consumer Loans	116,480	116,049	126,648
Residential Mortgage Loans	90,744	88,859	89,741
	$1,168,146	$1,147,041	$1,114,814

Non-performing assets totaled $14.1 million at September 30, 2012 compared to $18.1 million of non-performing assets at June 30, 2012 and $17.8 million at September 30, 2011.  Non-performing assets represented 0.72% of total assets at September 30, 2012 compared to 0.93% of total assets at June 30, 2012, and compared to 0.95% at September 30, 2011.  Non-performing loans totaled $12.5 million at September 30, 2012 compared to $13.9 million at June 30, 2012, and compared to $14.8 million of non-performing loans at September 30, 2011.  Non-performing loans represented 1.08% of total loans at September 30, 2012 compared with 1.21% of total outstanding loans at June 30, 2012 and 1.33% of total loans outstanding at September 30, 2011.

Non-performing Assets	9/30/12	6/30/12	9/30/11
(dollars in thousands)

Non-Accrual Loans	$12,144	$13,398	$14,331
Past Due Loans (90 days or more)	-	99	-
Restructured Loans	382	386	420
Total Non-Performing Loans	12,526	13,883	14,751
Other Real Estate	1,610	4,250	3,004
Total Non-Performing Assets	$14,136	$18,133	$17,755

The Company’s allowance for loan losses totaled $15.9 million at September 30, 2012, which increased modestly compared to $15.7 million at June 30, 2012 and $15.2 million at September 30, 2011.  The allowance for loan losses represented 1.37% of period end loans at September 30, 2012 and June 30, 2012 and 1.36% at September 30, 2011.  Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller.  As of September 30, 2012, the Company held a discount on acquired loans of $3.8 million.

Total deposits increased $15.8 million or 4% on an annualized basis, as of September 30, 2012 compared with June 30, 2012 total deposits and increased by approximately $65.3 million or 4% compared with September 30, 2011.

End of Period Deposit Balances	09/30/12	06/30/12	09/30/11
(dollars in thousands)

Non-interest-bearing Demand Deposits	$327,450	$303,040	$272,846
IB Demand, Savings, and MMDA Accounts	933,561	944,730	881,424
Time Deposits < $100,000	248,290	259,350	283,321
Time Deposits > $100,000	109,736	96,120	116,187
	$1,619,037	$1,603,240	$1,553,778

Results of Operations Highlights – Quarter ended September 30, 2012

Net income for the quarter ended September 30, 2012 totaled $6,292,000 or $0.50 per share, an increase of $325,000, or 6% on a per share basis, from the second quarter of 2012 net income of $5,967,000 or $0.47 per share, and an increase of $1,125,000, or 22%, from the third quarter of 2011 net income of $5,167,000 or $0.41 per share.

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)

	Quarter Ended September 30, 2012			Quarter Ended June 30, 2012			Quarter Ended September 30, 2011

	Principal Balance	Income/ Expense	Yield/Rate	Principal Balance	Income/ Expense	Yield/Rate	Principal Balance	Income/ Expense	Yield/Rate
Assets
Federal Funds Sold and Other Short-term Investments	$31,575	$11	0.14%	$65,760	$40	0.24%	$82,010	$48	0.23%
Securities	634,605	4,197	2.65%	626,584	4,326	2.76%	524,862	4,382	3.34%
Loans and Leases	1,161,325	15,148	5.19%	1,121,425	15,579	5.58%	1,110,637	15,993	5.72%
Total Interest Earning Assets	$1,827,505	$19,356	4.22%	$1,813,769	$19,945	4.42%	$1,717,509	$20,423	4.73%

Liabilities
Demand Deposit Accounts	$322,003			$298,580			$256,764
IB Demand, Savings, and
MMDA Accounts	$943,035	$387	0.16%	$963,060	$457	0.19%	$879,435	$989	0.45%
Time Deposits	358,477	1,235	1.37%	364,446	1,398	1.54%	393,693	1,834	1.85%
FHLB Advances and Other Borrowings	121,340	938	3.08%	114,932	1,059	3.71%	128,356	1,079	3.34%
Total Interest-Bearing Liabilities	$1,422,852	$2,560	0.72%	$1,442,438	$2,914	0.81%	$1,401,484	$3,902	1.10%

Cost of Funds			0.56%			0.65%			0.90%
Net Interest Income		$16,796			$17,031			$16,521
Net Interest Margin			3.66%			3.77%			3.83%

During the quarter ended September 30, 2012, net interest income totaled $16,393,000 representing a decrease of $256,000, or 2%, from the quarter ended June 30, 2012 net interest income of $16,649,000 and an increase of $190,000, or approximately 1%, compared with the third quarter 2011 net interest income of $16,203,000.  The tax equivalent net interest margin for the quarter ended September 30, 2012 was 3.66% compared to 3.77% in the second quarter of 2012 and 3.83% in the third quarter of 2011.  The decline in the net interest margin and net interest income in the third quarter of 2012 compared with the second quarter of 2012 was attributable to a lower level of accretion of loan discounts on acquired loans. Accretion of loan discounts on acquired loans contributed approximately 6 basis points on an annualized basis to the net interest margin in the third quarter of 2012 compared with 18 basis points in the second quarter of 2012 and compared to approximately 9 basis points during the third quarter of 2011.  Absent the decline in the accretion of purchased loan discount during the third quarter of 2012 compared with the second quarter of 2012, the net interest margin remained relatively stable while net interest income increased despite continued downward pressure on earning asset yields being driven by a historically low market interest rate environment and a continued very competitive marketplace for lending opportunities. The Company’s cost of funds declined by approximately 9 basis points to 0.56% during the third quarter of 2012 compared to 0.65% during the second quarter 2012 and declined 34 basis points compared to the 0.90% cost of funds during the third quarter of 2011.  This decline has been driven by a continued decline in deposit rates.

The provision for loan loss totaled $640,000 during the quarter ended September 30, 2012 representing an increase of $249,000 or 64% from the second quarter of 2012 and a decline of $660,000 or 51% from the third quarter of 2011.  During the third quarter of 2012, the provision for loan loss represented approximately 22 basis points of average loans on an annualized basis while net charge-offs represented approximately 14 basis points of average loans on an annualized basis.

During the third quarter of 2012, non-interest income totaled $6,158,000, an increase of $1,325,000, or 27%, compared with the second quarter of 2012, and an increase of $1,598,000, or 35%, compared with the third quarter of 2011.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	09/30/12	06/30/12	09/30/11
(dollars in thousands)

Trust and Investment Product Fees	$659	$664	$602
Service Charges on Deposit Accounts	1,049	1,017	1,120
Insurance Revenues	1,469	1,358	1,261
Company Owned Life Insurance	213	266	233
Interchange Fee Income	418	460	395
Other Operating Income	811	316	86
Subtotal	4,619	4,081	3,697
Net Gains on Sales of Loans	941	676	863
Net Gains on Securities	598	76	-
Total Non-interest Income	$6,158	$4,833	$4,560

Insurance revenues increased $111,000, or 8%, during the quarter ended September 30, 2012, compared with the second quarter of 2012 and increased $208,000, or 16%, compared with the third quarter of 2011.  The increase was largely attributable to a higher level of commercial related insurance revenues.

Other operating income increased $495,000 or 157% during the quarter ended September 30, 2012 compared with the second quarter of 2012 and increased $725,000 or 843% compared with the third quarter of 2011.  The increase in the third quarter of 2012 compared to both quarterly periods was largely related to the net gain on sales of other real estate which totaled approximately $301,000 during the third quarter of 2012 compared with a net loss on sales and write-down of other real estate of $35,000 during the second quarter of 2012 and $294,000 during the third quarter of 2011.  The remainder of the increase in the 3rd quarter 2012 compared to the 2nd quarter 2012 was largely attributable to $154,000 of fees related to loan customer interest rate swap transactions in the 3rd quarter of 2012.

Net gains on sales of loans totaled $941,000 during the quarter ended September 30, 2012, an increase of $265,000, or 39%, compared to the second quarter of 2012 and an increase of $78,000, or 9%, compared with the third quarter of 2011.  Loan sales totaled $37.8 million during the third quarter of 2012, compared with $36.3 million during the second quarter of 2012 and $25.0 million during the third quarter of 2011.

During the third quarter of 2012, the Company realized a net gain on the sale of securities of $598,000 related to the sale of approximately $40.4 million of securities.

During the quarter ended September 30, 2012, non-interest expense totaled $12,728,000, an increase of $305,000, or 2%, compared with the second quarter of 2012, and an increase of $723,000, or 6%, compared with the third quarter of 2011.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	09/30/12	06/30/12	09/30/11
(dollars in thousands)

Salaries and Employee Benefits	$7,261	$6,828	$6,687
Occupancy, Furniture and Equipment Expense	1,716	1,785	1,763
FDIC Premiums	271	283	295
Data Processing Fees	311	321	321
Professional Fees	585	587	526
Advertising and Promotion	439	396	383
Intangible Amortization	405	422	480
Other Operating Expenses	1,740	1,801	1,550
Total Non-interest Expense	$12,728	$12,423	$12,005

Salaries and benefits increased $433,000, or 6%, during the quarter ended September 30, 2012 compared with the second quarter of 2012 and increased $574,000, or 9%, compared with the third quarter of 2011.  The increase in salaries and benefits during the third quarter of 2012 compared with the second quarter of 2012 was largely related to an increase in the Company’s costs related to its partially self-insured health insurance plan and increased commission payout related to higher levels of mortgage loan sales revenues in the secondary market and increased insurance revenues.   The increase in salaries and benefits during the third quarter of 2012 compared with the third quarter of 2011 was primarily the result of an increased number of full-time equivalent employees, increased costs related to the Company’s partially self-insured health insurance plan and increased commission payout related to higher levels of mortgage loan sales revenues in the secondary market and increased insurance revenues.

About German American

German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) financial services holding company based in Jasper, Indiana.  German American, through its banking subsidiary German American Bancorp, operates 34 retail banking offices in 12 contiguous southern Indiana counties. The Company also owns a trust, brokerage, and financial planning subsidiary (German American Financial Advisors & Trust Company) and a full line property and casualty insurance agency (German American Insurance, Inc.).

Cautionary Note Regarding Forward-Looking Statements

The Company’s statements in this press release regarding the continuing growth and expansion of the Company’s business and the continuation of its trend of record-setting financial performance could be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; and the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends.  Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company.  Readers are cautioned not to place undue reliance on these forward-looking statements.  It is intended that these forward-looking statements speak only as of the date they are made.  We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)
Consolidated Balance Sheets

	September 30,	June 30,	September 30,
	2012	2012	2011

ASSETS
Cash and Due from Banks	$33,960	$31,537	$32,581
Short-term Investments	29,828	11,613	19,974
Interest-bearing Time Deposits with Banks	2,715	3,718	6,750
Investment Securities	612,742	645,240	584,041

Loans Held-for-Sale	18,993	8,627	10,009

Loans, Net of Unearned Income	1,165,134	1,143,938	1,112,554
Allowance for Loan Losses	(15,922)	(15,692)	(15,166)
Net Loans	1,149,212	1,128,246	1,097,388

Stock in FHLB and Other Restricted Stock	8,340	8,340	8,340
Premises and Equipment	36,730	35,413	37,264
Goodwill and Other Intangible Assets	21,942	22,347	23,977
Other Assets	47,836	48,731	50,759
TOTAL ASSETS	$1,962,298	$1,943,812	$1,871,083

LIABILITIES
Non-interest-bearing Demand Deposits	$327,450	$303,040	$272,846
Interest-bearing Demand, Savings, and
Money Market Accounts	933,561	944,730	881,424
Time Deposits	358,026	355,470	399,508
Total Deposits	1,619,037	1,603,240	1,553,778

Borrowings	141,074	143,132	131,400
Other Liabilities	19,218	20,290	18,858
TOTAL LIABILITIES	1,779,329	1,766,662	1,704,036

SHAREHOLDERS' EQUITY
Common Stock and Surplus	108,065	107,956	107,426
Retained Earnings	61,996	57,472	45,624
Accumulated Other Comprehensive Income	12,908	11,722	13,997
TOTAL SHAREHOLDERS' EQUITY	182,969	177,150	167,047

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$1,962,298	$1,943,812	$1,871,083

END OF PERIOD SHARES OUTSTANDING	12,630,646	12,626,205	12,593,524

BOOK VALUE PER SHARE	$14.49	$14.03	$13.26

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2012	2012	2011	2012	2011

INTEREST INCOME
Interest and Fees on Loans	$15,082	$15,513	$15,933	$46,380	$48,620
Interest on Short-term Investments and Time Deposits	11	40	48	84	179
Interest and Dividends on Investment Securities	3,860	4,010	4,124	11,779	11,346
TOTAL INTEREST INCOME	18,953	19,563	20,105	58,243	60,145

INTEREST EXPENSE
Interest on Deposits	1,622	1,855	2,823	5,523	9,464
Interest on Borrowings	938	1,059	1,079	3,066	3,107
TOTAL INTEREST EXPENSE	2,560	2,914	3,902	8,589	12,571

NET INTEREST INCOME	16,393	16,649	16,203	49,654	47,574
Provision for Loan Losses	640	391	1,300	1,721	3,900
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	15,753	16,258	14,903	47,933	43,674

NON-INTEREST INCOME
Net Gain on Sales of Loans	941	676	863	2,330	1,651
Net Gain on Securities	598	76	-	692	1,045
Other Non-interest Income	4,619	4,081	3,697	12,770	12,240
TOTAL NON-INTEREST INCOME	6,158	4,833	4,560	15,792	14,936

NON-INTEREST EXPENSE
Salaries and Benefits	7,261	6,828	6,687	21,409	20,810
Other Non-interest Expenses	5,467	5,595	5,318	16,335	17,336
TOTAL NON-INTEREST EXPENSE	12,728	12,423	12,005	37,744	38,146

Income before Income Taxes	9,183	8,668	7,458	25,981	20,464
Income Tax Expense	2,891	2,701	2,291	8,120	5,788

NET INCOME	$6,292	$5,967	$5,167	$17,861	$14,676

BASIC EARNINGS PER SHARE	$0.50	$0.47	$0.41	$1.42	$1.17
DILUTED EARNINGS PER SHARE	$0.50	$0.47	$0.41	$1.41	$1.17

WEIGHTED AVERAGE SHARES OUTSTANDING	12,628,335	12,627,715	12,593,521	12,618,863	12,577,558
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	12,648,924	12,638,526	12,598,212	12,633,872	12,583,277

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2012	2012	2011	2012	2011
EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	1.29%	1.23%	1.12%	1.24%	1.09%
Annualized Return on Average Equity	13.97%	13.66%	12.74%	13.61%	12.42%
Net Interest Margin	3.66%	3.77%	3.83%	3.77%	3.87%
Efficiency Ratio (1)	55.45%	56.82%	56.95%	56.67%	60.19%
Net Overhead Expense to Average Earning Assets (2)	1.44%	1.67%	1.73%	1.63%	1.85%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	0.14%	0.17%	0.33%	0.13%	0.25%
Allowance for Loan Losses to Period End Loans	1.37%	1.37%	1.36%
Non-performing Assets to Period End Assets	0.72%	0.93%	0.95%
Non-performing Loans to Period End Loans	1.08%	1.21%	1.33%
Loans 30-89 Days Past Due to Period End Loans	0.40%	0.43%	0.39%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
Average Assets	$1,945,853	$1,935,262	$1,837,445	$1,921,181	$1,797,257
Average Earning Assets	$1,827,505	$1,813,769	$1,717,509	$1,800,357	$1,673,071
Average Total Loans	$1,161,325	$1,121,425	$1,110,637	$1,132,352	$1,110,640
Average Demand Deposits	$322,003	$298,580	$256,764	$304,214	$249,529
Average Interest Bearing Liabilities	$1,422,852	$1,442,438	$1,401,484	$1,422,066	$1,375,343
Average Equity	$180,181	$174,728	$162,199	$174,979	$157,498

Period End Non-performing Assets (3)	$14,136	$18,133	$17,755
Period End Non-performing Loans (4)	$12,526	$13,883	$14,751
Period End Loans 30-89 Days Past Due (5)	$4,603	$4,929	$4,340

Tax Equivalent Net Interest Income	$16,796	$17,031	$16,521	$50,816	$48,440
Net Charge-offs during Period	$410	$465	$914	$1,111	$2,051

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.